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                                                                 Exhibit 3.159

[GRAPHIC OMITTED]  State
                      Of
                   California

                        OFFICE OF THE SECRETARY OF STATE

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                              CORPORATION DIVISION

      I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

      That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                              IN WITNESS WHEREOF, I execute this
                                                 certificate and affix the Great
                                            Seal of the State of California this

                                                               JAN 3 1990
                                                        ----------------------


                                                        /s/ March Fong Eu

                                                        Secretary of State

[SEAL OF THE STATE OF CALIFORNIA]

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                                                   ENDORSED
                                                     FILED

                                    in the office of the Secretary of State
                                          of the State of California

                                                  DEC 26 1989

                                       MARCH FONG EU, Secretary of State


                            ARTICLES OF INCORPORATION

                                        I

      The name of this corporation is TSECRP, INC.

                                       II

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

      The name and address in this State of the corporation's initial agent for service of process is: Tim Novoselski, 6133 Bristol Parkway, Culver City, California 90231.

                                       IV

      This corporation is authorized to issue only one class of shares of stock; and the total number of shares which the corporation is authorized to issue is 100,000.

Dated: December 19, 1989


                                                       /s/ Kenneth A. Braun
                                                       --------------------
                                                       KENNETH A. BRAUN